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                                                                    EXHIBIT (10)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 14 to the Registration Statement on Form N-4 of our report dated April 27, 2010 relating to the financial statements of American General Life Insurance Company of Delaware Variable Account I and our report dated April 30, 2010 relating to the financial statements of American General Life Insurance Company of Delaware. We also consent to the incorporation by reference in such Registration Statement of our report dated February 26, 2010, except with respect to our opinion on the consolidated financial statements insofar as it relates to the change in presentation of discontinued operations discussed in Note 1, which is as of August 6, 2010, relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which report appears in the Current Report on Form 8-K dated August 6, 2010 of American International Group, Inc. We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
August 26, 2010